Exhibit 3.3


                      ARTICLES OF MERGER FOR
                       ECHO SERVICES, INC.,
                       A NEVADA CORPORATION

          Pursuant to the provisions of Section 92A.230 of the Nevada Revised Statutes, Echo Services, Inc., a Nevada corporation ("Echo"), hereby adopts and files the following Articles of Merger as the surviving corporation to the merger of Aurora Corporation, an Oregon corporation ("Aurora"), with and into
Echo:

          FIRST: The name and place of incorporation of each corporation which is a party to this merger is as follows:

          Name                              Place of Incorporation
          Echo Services, Inc.               Nevada
          Aurora Corporation                Oregon

          SECOND: The Agreement of Merger (the "Agreement") governing the merger between Echo and Aurora, has been adopted by the Board of Directors of the Echo and Aurora.

          THIRD: The approval of the shareholders of Echo and Aurora was required to effectuate the merger. The number of shares of stock outstanding in each of the corporations (and the number of votes entitled to be cast) as of the date of the adoption of the Agreement was as follows:

Entity                                  Type of Shares     Number of Shares
                                        Outstanding
Echo Services, Inc. (Nevada)            Common             100
Aurora Corporation  (Oregon)            Common             17,000,000

          The number of shares of stock of each corporation which voted for and against the Agreement was as follows:

Entity                                Type of Shares     For           Against

Echo Services, Inc. (Nevada)          Common             100           0
Aurora Corporation (Oregon)           Common             15,001,000    0

          FOURTH: The number of votes cast for the Agreement by each voting group entitled to vote was sufficient for approval of the merger by each such voting group.

          FIFTH: Following the merger the Articles of Incorporation of the surviving corporation will be amended to reflect the name change from Echo to Aurora Corporation.

          SIXTH: The complete executed Agreement is on file at the registered office or other place of business of the Surviving Corporation.

          SEVENTH: A copy of the Agreement will be furnished by the Surviving Corporation, on request and without cost, to any shareholder of either corporation which is a party to the merger.

          EIGHTH: The merger will be effective upon the filing of these Articles of Merger.

          DATED this 15th day of July, 1999.


                         ECHO SERVICES, INC., a Nevada corporation
                         By /s/ April Marino
                            ----------------
                            April Marino, President



                         By /s/ Jeanne Ball
                            ---------------
                            Jeanne Ball, Secretary/Treasurer


STATE OF UTAH           )
                        : ss.
COUNTY OF SALT LAKE     )

          On the 15th day of July, 1999, personally appeared before me April Marino and Jeanne Ball personally known to me or proved to me on the basis of satisfactory evidence, and who, being by me duly sworn, did say that they are the President and Secretary/Treasurer, respectively, of Echo Services, Inc., a Nevada corporation and that said document was signed by them on behalf of said corporation by authority of its bylaws, and said April Marino and Jeanne Ball acknowledged to me that said corporation executed the same.


                    /s/ John Clayton
                    ----------------
                    NOTARY PUBLIC

<Notary stamp of John Clayton appears here>




                    AURORA CORPORATION.  (an Oregon Corporation)


                    By /s/ John Peters
                       ----------------
                       John Peters, President



                    By /s/ Anita Patterson
                       -------------------
                       Anita Patterson, Secretary/Treasurer


STATE OF UTAH          )
                       : ss.
COUNTY OF SALT LAKE    )


          On the 15th day of July, 1999, personally appeared before me John Peters and Anita Patterson personally known to me or proved to me on the basis of satisfactory evidence, and who, being by me duly sworn, did say that they are the President and Secretary/Treasurer, respectively, of Aurora Corporation, an Oregon corporation and that said document was signed by them on behalf of said corporation by authority of its bylaws, and said John Peters and Anita Patterson acknowledged to me that said corporation executed the same.


                    /s/ John Clayton
                    ----------------
                    NOTARY PUBLIC

<Notary stamp of John Clayton appears here>